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Exhibit 24.1

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, Michael T. Fries, Charles H.R. Bracken and Frederick G. Westerman III and each of them, his or her attorneys-in-fact, with full power of substitution, for him or her in any and all capacities, to sign a registration statement to be filed with the Securities and Exchange Commission (the "Commission") on Form S-3 in connection with the registration by UnitedGlobalCom, Inc., a Delaware corporation (the "Company"), of the resale by selling security holders of the Company's 1 3/4% Convertible Senior Notes due 2024 and the underlying shares of Class A common stock issuable upon conversion of the Senior Notes, and all amendments (including post-effective amendments) and supplements thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission; and to sign all documents in connection with the qualification and issuance of such shares with Blue Sky authorities; granting unto said attorneys-in-fact full power and authority to perform any other act on behalf of the undersigned required to be done in the premises, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

June 28, 2004	/s/ GENE W. SCHNEIDER Gene W. Schneider, Chairman and Director
June 30, 2004	/s/ MICHAEL T. FRIES Michael T. Fries, President, Chief Executive Officer and Director
June 30, 2004	/s/ ROBERT R. BENNETT Robert R. Bennett, Director
June 30, 2004	/s/ CHARLES H.R. BRACKEN Charles H.R. Bracken, Co-Chief Financial Officer
June 30, 2004	/s/ JOHN P. COLE, JR. John P. Cole, Jr., Director
June 30, 2004	/s/ VALERIE L. COVER Valerie L. Cover, Vice President, Controller and Co-Principal Accounting Officer
June 30, 2004	/s/ JOHN W. DICK John W. Dick, Director
June 30, 2004	/s/ PAUL A. GOULD Paul A. Gould, Director

June 30, 2004	/s/ GARY S. HOWARD Gary S. Howard, Director
June , 2004	David B. Koff, Director
June , 2004	John C. Malone, Director
June 30, 2004	/s/ RUTH E. PIRIE Ruth E. Pirie, Co-Principal Accounting Officer
June 30, 2004	/s/ MARK L. SCHNEIDER Mark L. Schneider, Director
June 30, 2004	/s/ FREDERICK G. WESTERMAN III Frederick G. Westerman III, Co-Chief Financial Officer

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POWER OF ATTORNEY